EXHIBIT 8.2

CLIFFORD CHANCE                                         CLIFFORD CHANCE LLP

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YOUR REFERENCE              IN REPLY PLEASE QUOTE               DATE
                            RAS/70-40271867/HMS/SES             [ ] 2008

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                            0207 006 1256




Gracechurch Card Porgramme Funding Limited
11 Old Jewry
London EC2R 8DU


Dears Sirs

OPINION OF CLIFFORD CHANCE LLP RE: UK TAX MATTERS

GRACECHURCH CARD PROGRAMME FUNDING LIMITED

1. We have acted as United Kingdom tax counsel for Gracechurch Card Programme Funding Limited, a limited liability company incorporated in Jersey (the "ISSUER"), in connection with the preparation of the Registration Statement on Form S-1 (the "REGISTRATION STATEMENT"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration under the Act of the Series 2008-1 notes issued pursuant to a programme (the "NOTES") representing asset backed obligations of the Issuer. The Notes are to be issued pursuant to a trust deed, governed by English law (the "TRUST DEED") between the Issuer and the Bank of New York acting through its London branch, as note trustee, substantially in the form filed as exhibit 4.5 to the Registration Statement.

2. Based on certain assumptions which cannot be verified before closing, and subject to (a) finalisation of documents -- including those which are exhibits to the prospectus (the "PROSPECTUS") relating to the Notes -- in a form which is satisfactory to us and not inconsistent with the descriptions in the Prospectus and (b) the reservations below, we are of the opinion that, under current United Kingdom tax law and H.M. Revenue & Customs published practice, the statements set forth in the Prospectus under the headings "Transaction Overview: Tax
        Considerations: UK Tax Status" and "United Kingdom Taxation Treatment of the Notes", to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material rspects.

3.      The opinion set forth is subject to the following reservations:

        (a) the above-mentioned statements concerning United Kingdom tax consequences contained in the Prosectus do not purport to discuss all United Kingdom tax









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                ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements; and

        (b) our opinion is confined to the matters expressly referred to in 2 above and is based on United Kingdom law and H.M. Revenue & Customs published practice as to today's date. For the avoidance of doubt, we do not express any opinion on the laws of any jurisdiction other than the United Kingdom, or in relation to any United Kingdom tax or any other matter (other than the matters expressly referred to in 2 above).

4. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Clifford Chance LLP under the caption "Legal Matters", "Transaction Overview:
        Tax Considerations: UK Tax Status" and "United Kingdom Taxation Treatment of the Notes" in the Prosepctus. In given such consent, we do not admit that we are "experts", within the meanings of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

5. This opinion shall be governed by and construed in accordance with English law.



Yours faithfully


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